UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008

HORIZON LINES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-3267	74-3123672

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Organization)		Identification No.)

4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year
     On May 23, 2008, the Board of Directors of Horizon Lines, Inc. (the “Company”) approved Amended and Restated Bylaws effective immediately. The amendments to the Bylaws create the position of Lead Independent Director and establish the obligations and responsibilities granted to that position.
     A copy of the Amended and Restated Bylaws is attached as Exhibit 3.1 and incorporated into this Item 5.03.
Item 8.01 Other Events
     As previously reported, on April 17, 2008, the Company was served with search warrants and a grand jury subpoena relating to an investigation by the U.S. Department of Justice of potential antitrust violations by ocean carriers operating in the domestic trade. As a result of management’s review of issues raised by this investigation, the Company placed six employees on administrative leave. Three of the six employees subsequently submitted their resignations to the Company. The Company intends to continue to fully cooperate with the Department of Justice in its investigation.
     At this time, the Company is unable to determine what the result of the investigation will be. It is possible that the investigation could lead to criminal proceedings that could involve the payment of a fine. As of May 29, 2008, the Company was aware of a total of 19 civil lawsuits purporting to be class actions that had been filed against the Company and other domestic shipping carriers, seeking damages for alleged violations of the antitrust laws. It is not possible to predict the outcome of these lawsuits, or whether additional lawsuits may be filed.
     It is not possible to estimate the amount or range of loss that could result from unfavorable outcomes in these proceedings. Adverse results could be material to the Company’s results from operations, financial condition, and cash flows.
SAFE HARBOR STATEMENT
     The information contained in this Current Report on Form 8-K (including the exhibits hereto) should be read in conjunction with our filings made with the Securities and Exchange Commission. This Current Report on Form 8-K (including the exhibits hereto) contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “projects,” “likely,” “will,” “would,” “could” and similar expressions or phrases identify forward-looking statements.
     All forward-looking statements involve risk and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.
     Factors that may cause actual results to differ from expected results include: the antitrust investigation by the U.S. Department of Justice and related civil lawsuits, our substantial debt; restrictive covenants under our debt agreements; decreases in shipping volumes; our failure to renew our commercial agreements with Maersk; rising fuel prices; labor interruptions or strikes; job related claims, liability under multi-employer pension plans; compliance with safety and environmental protection and other governmental requirements; new statutory and regulatory directives in the United States addressing homeland security concerns; the successful start-up of any Jones Act competitor; delayed delivery or non-delivery of one or more of our new vessels; increased inspection procedures and tighter import and export controls; restrictions on foreign ownership of our vessels; repeal or substantial amendment of the coastwise laws of the United States, also known as the Jones Act; escalation of insurance costs, catastrophic losses and other liabilities; the arrest of our vessels by maritime claimants; severe weather and natural disasters; our inability to exercise our purchase options for our chartered vessels; the aging of our vessels; unexpected substantial drydocking costs for our vessels; the loss of our key management personnel; actions by our stockholders; changes in tax laws or in their interpretation or application, adverse tax audits and other tax matters; and legal or other proceedings to which we are or may become subject.
     In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this Form 8-K might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
     See the section entitled “Risk Factors” in our Form 10-K for the fiscal year ended December 24, 2006 and in our Form 10-Q for the quarter ended March 23, 2008 as filed with the SEC for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits
3.1      Amended and Restated Bylaws.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)
Date: May 30, 2008	By:	/s/ Michael T. Avara
Michael T. Avara, Senior Vice President and
Chief Financial Officer

Exhibit Index
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits
3.1      Amended and Restated Bylaws.